Exhibit 10.2

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED

MASTER DISBURSEMENT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER DISBURSEMENT AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2012, by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Bank Agent (the “Bank Agent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Disbursement Agent (the “Disbursement Agent”), with respect to the following:

Recitals

A. Disbursement Agreement. The undersigned are parties to that certain Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, as amended by that certain First Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 31, 2007, as amended by that certain Second Amendment to Amended and Restated Master Disbursement Agreement, dated as of November 6, 2007, as amended by Section 7(a) of that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2009, as amended by that certain Third Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 19, 2009, as amended by that certain Fourth Amendment to Amended and Restated Master Disbursement Agreement, dated as of April 28, 2010, and as amended by that certain Fifth Amendment to Amended and Restated Master Disbursement Agreement, dated as of August 4, 2010 (the “Existing Agreement”, and as amended hereby, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Disbursement Agreement”), among the Company, the Bank Agent and the Disbursement Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Disbursement Agreement.

B. Additional First Lien Mortgage Notes. The Company, Wynn Las Vegas Capital Corp., a Nevada corporation (together with the Company, the “Issuers”), U.S. Bank National Association, in its capacity as indenture trustee, and certain other signatories thereto have entered into or will enter into one or more Indentures (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, each an “Additional First Lien Mortgage Notes Indenture”), as permitted under the Bank Credit Agreement for the issuance in one or more offerings of Additional First Lien Mortgage Notes (as defined in the Bank Credit Agreement) (together with any other notes issued from time to time under any Additional First Lien Mortgage Notes Indenture, the “Additional First Lien Mortgage Notes”), each of which Additional First Lien Mortgage Notes Indentures constitutes or will constitute a “Permitted Additional Senior Secured Debt Agreement” under the Intercreditor Agreement.

C. Amendment. The undersigned desire to amend the Disbursement Agreement to, among other things, waive the Company’s obligation to achieve the Phase II Final Completion Date, remove the Completion Guaranty Release Conditions, and to reflect the issuance of the Additional First Lien Mortgage Notes.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. PHASE II FINAL COMPLETION; COMPLETION GUARANTY RELEASE CONDITIONS; FURTHER OBLIGATIONS.

a. The Company’s obligation to achieve Phase II Final Completion and follow the procedures set forth in Section 2.9 of the Disbursement Agreement are hereby waived. For reference purposes only in interpreting the Disbursement Agreement, the Phase II Final Completion shall be deemed to have occurred on the Phase II Final Completion Date (as defined below).

b. The Completion Guaranty Release Conditions are hereby waived in their entirety and the Completion Guaranty Release Date shall be deemed to have occurred on the Eighth Amendment Effective Date (as defined in the Bank Credit Agreement).

c. Notwithstanding the amendment set forth herein to the effect that the Disbursement Agreement shall continue in effect after the Phase II Final Completion Date, from and after the date hereof no party shall have any further rights, duties, liabilities or obligations under the Disbursement Agreement, other than those that are intended to survive the termination of the Disbursement Agreement.

2. AMENDMENTS.

a. Article 5 of the Existing Agreement is hereby amended by inserting the phrase “, prior to the Phase II Final Completion Date,” immediately before the reference to “the following:” in the first sentence thereof.

b. Article 6 of the Existing Agreement is hereby amended by inserting the phrase “, prior to the Phase II Final Completion Date” immediately after the reference to “it shall not” in the first sentence thereof.

c. Article 7 of the Existing Agreement is hereby amended by deleting such Article in its entirety and replacing it with “[RESERVED]”.

d. Section 11.15 of the Existing Agreement is hereby amended by deleting Section 11.15 thereof in its entirety and replacing it with the following:

“This Agreement shall terminate and be of no further force or effect on such date as the parties hereto agree to terminate this Agreement (such date, the “Termination Date”), which agreement must be in writing and must be signed by each party hereto.”

e. Exhibit A to the Existing Agreement is hereby amended by amending the following definitions contained therein as follows:

i. The definition of “Collateral Agency Agreement” is hereby amended by inserting the words “, the Additional First Lien Mortgage Notes Trustee(s), and any representative under any other Future Additional Senior Secured Debt Agreement or any Permitted Additional Junior Secured Debt Agreement that becomes a party thereto as a Funding Agent” immediately after the words “the Additional 2020 Notes Indenture Trustee”, where such words appear therein.

ii. The definition of “Completion Guaranty Release Date” is hereby amended and restated in its entirety as follows:

““Completion Guaranty Release Date” means, notwithstanding anything to the contrary set forth in the Agreement, the Eighth Amendment Effective Date (as defined in the Bank Credit Agreement).”

iii. The definition of “Excess Cash Flow Credit Amount” is hereby amended by deleting the reference to “Phase II Project Final Completion Date” set forth therein and replacing it with “Phase II Final Completion Date”.

iv. The definition of “Event of Default” is hereby amended by deleting the definition in its entirety.

v. The definition of “Intercreditor Agreement” is hereby amended and restated in its entirety as follows:

““Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, between the Bank Agent, the 2014 Notes Indenture Trustee, the Senior Secured Notes Indenture Trustee, the 2020 Notes Indenture Trustee, the Additional 2020 Notes Indenture Trustee, the Additional First Lien Mortgage Notes Trustee(s), any representative under any other Future Additional Senior Secured Debt Agreement and any Permitted Additional Junior Secured Debt Agreement that becomes a party thereto and the Collateral Agent, as amended by that certain First Amendment to Intercreditor Agreement, dated as of October 19, 2009, that certain Second Amendment to Intercreditor Agreement, dated as of April 28, 2010, that certain Third Amendment to Intercreditor Agreement, dated as of August 4, 2010, that certain Fourth Amendment to Intercreditor Agreement, dated as of August 4, 2010, that certain Fifth Amendment to Intercreditor Agreement, dated as of March 12, 2012 and as further amended from time to time.”

vi. The definition of “Obligations” is hereby amended by deleting the proviso at the end of such definition and replacing it with the following:

“; provided, however, that solely for purposes of the Intercreditor Agreement, the term “Obligations” shall also include all such obligations and liabilities of the Company and the other Loan Parties to (i) the 2020 Notes Indenture Trustee and the 2020 Noteholders pursuant to the terms of the 2020 Notes Agreements, (ii) the Additional 2020 Notes Indenture Trustee and the Additional 2020 Noteholders pursuant to the terms of the Additional 2020 Notes Agreements, and (iii) each holder of indebtedness issued under or evidenced by any Future Permitted Additional Senior Secured Debt Agreement or any Permitted Additional Junior Secured Debt Agreement (and any trustee, representative or agent on behalf of such holders) pursuant to the terms of such Future Permitted Additional Senior Secured Debt Agreement or Permitted Additional Junior Secured Debt Agreement and all other agreements evidencing or securing such indebtedness (including, without limitation, all such obligations and liabilities of the Company and the other Loan Parties to each Additional First Lien Mortgage Notes Trustee and the holders of Additional First Lien Mortgage Notes under the Additional First Lien Mortgage Notes Agreements).”

vii. The definition of “Phase II Final Completion Date” is hereby amended and restated in its entirety as follows:

““Phase II Final Completion Date” means, notwithstanding anything to the contrary set forth in the Agreement, the Eighth Amendment Effective Date (as defined in the Bank Credit Agreement).”

viii. The definition of “Potential Event of Default” is hereby amended by deleting the definition in its entirety.

ix. The definition of “Projected Excess Cash Flow Schedule” is hereby amended by deleting the reference to “Phase II Project Final Completion Date” set forth therein and replacing it with “Phase II Final Completion Date”.

x. The definition of “Termination Date” is hereby amended and restated in its entirety as follows:

““Termination Date” has the meaning given in Section 11.15 of the Agreement.”

f. Exhibit A to the Existing Agreement is hereby further amended by adding the following definitions thereto in appropriate alphabetical order:

i. “Additional First Lien Mortgage Notes” has the meaning given in the Bank Credit Agreement and includes any exchange notes related thereto as contemplated by the indentures pursuant to which such notes are issued.

ii. “Additional First Lien Mortgage Notes Agreements” means collectively, all Additional First Lien Mortgage Notes, each Additional First Lien Mortgage Notes Indenture, the environmental indemnity agreements entered into by one or more Loan Parties for the benefit of an Additional First Lien Mortgage Notes Indenture Trustee and certain other indemnified parties, and the security agreements and deeds of trust entered into by one or more Loan Parties to secure their obligations under any Additional First Lien Mortgage Notes Indenture or any Additional First Lien Mortgage Notes.

iii. “Additional First Lien Mortgage Notes Indenture” means each Indenture, among the Company, Capital Corp., the guarantors signatory thereto, and the trustee named therein pursuant to which any Additional First Lien Mortgage Notes are issued, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

iv. “Additional First Lien Mortgage Notes Trustee(s)” means collectively, each trustee under each Additional First Lien Mortgage Notes Indenture, in each case, together with its successors in such capacity.

3. MISCELLANEOUS. Except as set forth in this Amendment, all other terms and provisions of the Existing Agreement remain unmodified and in full force and effect. This Amendment shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law. In the event that any term or provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term or provision is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term or provision contained herein. This Amendment may be executed in any number of counterparts and when signed by all of the parties hereto shall constitute a single binding agreement. Delivery of an executed counterpart hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

WYNN LAS VEGAS, LLC, a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

	By:	Wynn Resorts, Limited,
a Nevada corporation,
its sole member

		By:	/s/ Matt Maddox
		Name:	Matt Maddox
		Title:	Chief Financial Officer and Treasurer

BANK AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ David A. Reid
Name:	David A. Reid
Title:	Director

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

DISBURSEMENT AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ David A. Reid
Name:	David A. Reid
Title:	Director

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director